UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

MONOPAR THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39070	32-0463781
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Skokie Blvd., Suite 350, Wilmette, IL	60091
(Address of principal executive offices)	(Zip Code)

(847) 388-0349
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MNPR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 17, 2025, Monopar Therapeutics Inc. (“Monopar” or the “Company”) held its Annual Meeting. A total of 6,115,214 shares of the Company’s common stock were entitled to vote as of April 25, 2025, the record date for the Annual Meeting, of which 5,048,394 shares were represented in person or by proxy at the Annual Meeting. At the Annual Meeting, the stockholders of the Company voted on the following proposals, each of which is described in greater detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 30, 2025:

(1) the election of six directors to the Company’s Board of Directors (the “Board”) to serve until the Company’s next annual meeting of stockholders or until their respective successors are duly elected and qualified;

(2) the approval of the compensation of the Company’s named executive offers (“NEOs”) on an advisory, non-binding basis;

(3) the approval of the frequency of future advisory votes on the compensation of the Company’s NEOs on an advisory, non-binding basis; and

(4) the ratification of the selection of BPM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Proposal 1 – Election of Directors

At the Annual Meeting, the voting results with respect to the proposal for the election of directors, included in the Company’s Proxy Statement on Schedule 14A for the Annual Meeting, were as follows:

Director	For	Withheld	Broker Non-Votes
Christopher M. Starr, Ph.D.	3,457,699	934,869	655,826
Chandler D. Robinson, MD MBA MSc	3,509,006	883,562	655,826
Raymond W. Anderson, MBA	4,391,361	1,207	655,826
Arthur J. Klausner, MBA	4,381,195	11,373	655,826
Kim R. Tsuchimoto	3,465,980	926,588	655,826
Lavina Talukdar, CFA	4,391,296	1,272	655,826

Accordingly, each of the foregoing persons was elected as a director at the Annual Meeting.

Proposal 2 – Approval of the Compensation of the Company’s Named Executive Officers on an Advisory, Non-Binding Basis

The voting results with respect to the proposal to approve the compensation of the Company’s NEOs on an advisory, non-binding basis, were as follows:

For	Against	Abstain	Broker Non-Votes
4,382,795	2,933	6,840	655,826

Accordingly, the Company’s stockholders approved the compensation of the Company’s NEOs on an advisory, non-binding basis.

Proposal 3 – Approval of the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers on an Advisory, Non-Binding Basis

The voting results with respect to the proposal to approve the frequency of future advisory votes on the compensation of the Company’s NEOs on an advisory, non-binding basis: once every year, once every two years, or once every three years, were as follows:

Every Year	Every 2 Years	Every 3 Years	Abstain
4,383,765	1,247	1,212	6,344

Accordingly, the Company’s stockholders approved the frequency of future advisory votes on the compensation of the Company’s NEOs on an advisory, non-binding basis to be every year. In light of this result, the Board has determined that advisory votes on the compensation of the Company’s NEOs will be held each year until the next non-binding, advisory vote on the frequency of future advisory votes on the compensation of the Company’s NEOs, which is required to occur no later than the Company’s 2031 annual meeting of stockholders.

Proposal 4 – Ratification of the Company’s Selection of Independent Registered Public Accounting Firm

The voting results with respect to the proposal to ratify the selection of BPM LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2025, were as follows:

For	Against	Abstain	Broker Non-Votes
5,044,817	2,300	1,277	N/A

Accordingly, the Company’s stockholders ratified the selection of BPM LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

No other matters were submitted to a vote of stockholders at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monopar Therapeutics Inc.

Date: June 20, 2025	By:	/s/ Quan Vu
	Name:	Quan Vu
	Title:	Chief Financial Officer

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